POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Jeremy L. Radcliffe, A. Haag Sherman and John E. Price, each an officer of SALIENT ABSOLUTE RETURN INSTITUTIONAL FUND (the “Fund”) and each of them, their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for them and in their names, place and stead, in any and all capacities, to sign the Registration Statement on Form N-2, File No. 333-164751, and any amendments to the Registration Statement, including any post-effective amendments, and to sign any and all documents to be filed with the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Act of 1933, the Securities Exchange Act of 1934 and the Investment Company Act of 1940; and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC by means of the SEC’s electronic disclosure system known as EDGAR, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to sign and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

SIGNATURES	OFFICE WITH THE FUND	DATE	SIGNATURES	OFFICE WITH THE FUND	DATE

/s/ Karin B. Bonding	Trustee	January 18, 2011	/s/ Jeremy L. Radcliffe	Trustee	January 18, 2011
Karin B. Bonding			Jeremy L. Radcliffe

/s/ Jonathan P. Carroll	Trustee	January 18, 2011	/s/ John A. Blaisdell	Trustee	January 18, 2011
Jonathan P. Carroll			John A. Blaisdell

/s/ Dr. Bernard A. Harris	Trustee	January 18, 2011	/s/ Andrew B. Linbeck	Trustee	January 18, 2011
Dr. Bernard A. Harris			Andrew B. Linbeck

/s/ Richard C. Johnson	Trustee	January 18, 2011	/s/ A. Haag Sherman	Trustee, Principal Executive Officer	January 18, 2011
Richard C. Johnson			A. Haag Sherman

/s/ G. Edward Powell	Trustee	January 18, 2011	/s/ John E. Price	Treasurer; Principal Financial Officer	January 18, 2011
G. Edward Powell			John E. Price

/s/ Scott E. Schwinger	Trustee	January 18, 2011
Scott E. Schwinger